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                                                                    Exhibit 21.1

                           SUBSIDIARIES OF THE COMPANY
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                                                                                                                       STATE OF
        NAME                                                      DOING BUSINESS AS                                  INCORPORATION
        ----                                                      -----------------                                  -------------
Black Box Corporation

    ATIMCO Network Services, Inc.                         Black Box Network Services - Western Pennsylvania           Pennsylvania

    American Telephone Wiring Company                     Black Box Network Services - West Virginia                  West Virginia

    Midwest Communications Technologies, Inc.             Black Box Network Services - Cleveland, Columbus, Detroit   Ohio

    Associated Network Solutions, Inc.                    Black Box Network Services - Central Florida                Florida

    Advanced Communications Corporation                   Black Box Network Services - South Carolina                 South Carolina

    Ohmega Installations Limited                          Black Box Network Services - Newbury (UK)

    Cable Consultants, Incorporated                       Black Box Network Services - Atlanta                        Georgia

    Todd Communications, Inc.                             Black Box Network Services - North Carolina                 North Carolina

    Comm Line, Inc.                                       Black Box Network Services - Cincinnati                     Ohio

    Business Communication Concepts, Inc.                 Black Box Network Services - Washington, D.C.               Virginia

    Koncepts Communications of L.I., Corp.                Black Box Network Services - Tri-State                      New York

    Communication Contractors, Inc.                       Black Box Network Services - Chicago                        Illinois

    U.S. Premise Networking Services, Inc.                Black Box Network Services - Minnesota                      Minnesota

    Datech Holdings Limited                               Black Box Network Services - Nothingham (UK)

    Black Box Network Services, Inc. -
       Government Solutions                                                                                           Tennessee

    R&D Services, Inc.                                    Black Box Network Services - New England                    Massachusetts

    Delaney Telecom, Inc.                                 Black Box Network Services - Philadelphia                   Pennsylvania

    Delaney Electrical Services, Inc.                     Black Box Network Services - Philadelphia                   Pennsylvania

    K&A Communications, Inc.                              Black Box Network Services - St. Louis                      Missouri

    Jet Line Communications, Inc.                         Black Box Network Services - Dallas                         Texas

    FBS Communications, LP                                Black Box Network Services - San Antonio                    Texas

    A.T.S.,                                               Black Box Network Services - Huntington                     West Virginia
    Inc.

    Advanced Network Technologies, Inc.                   Black Box Network Services - California                     California

    Teldata Corporation                                   Black Box Network Services - Tennessee                      Tennessee

    ST Communications & Cabling, Inc.                     Black Box Network Services - Kansas City                    Missouri

    Black Box Network Services & Electrical, Inc.                                                                     New York

    Black Box Network Services Baltimore, Inc.                                                                        Delaware

    Black Box Network Services Greater

       Pittsburgh, Inc                                                                                                Delaware

    Datel Communications, Inc.                            Black Box Network Services - Arizona                        Arizona

    Data Specialties Europe Ltd.                          Black Box Network Services - Cambridge (UK)

    Midwest Electronics and Communications, Inc.          Black Box Network Services - Denver                         Colorado

    Duracom, Inc.                                         Black Box Network Services - Seattle                        Washington
                                                          Black Box Network Services - Oregon

    Orchard Network Solutions Ltd.                        Black Box Network Services - Cambridge (UK)

    Societe Industrielle de Telephonie, Alarme et Video   Black Box Network Services - France

    Netcabling B.V.                                       Black Box Network Services - Belgium

    Bernhard Merz AG.                                     Black Box Network Services - Switzerland

    Universal Connections, Incorporated                   Black Box Network Services - Indiana                        Indiana
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                                                                                                                       STATE OF
        NAME                                                       DOING BUSINESS AS                                INCORPORATION
        ----                                                       -----------------                                -------------


    Michael Electric, Inc.                                Black Box Network Services - New Jersey                     New Jersey

    Integrated Cabling Systems, Inc.                      Black Box Network Services - Nebraska                       Nebraska

    Computer Cables and Accessories Ltd.                  Black Box Network Services - London (UK)

    Vivid Communications, Inc.                            Black Box Network Services - Kensington                     Maryland

    DESIGNet, Inc.                                        Black Box Network Services - San Jose                       California

    J.C. Informatica Integral S.A. de C.V., Consultoria
    en Redes S.A. de C.V. and SIC Comunicaciones S.A.
       de C.V.                                            Black Box Network Services - Mexico

    LJL Telephone and Communication, Inc.                 Black Box Network Services - New England                    Massachusetts

    AB Lofamatic                                          Black Box Network Services - Sweden

    Optech Fibres Ltd.                                    Black Box Network Services - Cumbria (UK)

    GCS Network Services Ltd.                             Black Box Network Services - Northampton (UK)

    Di.el. Distribuzioni Elettroniche S.r.l.              Black Box Network Services - Rome (Italy)

    Lanetwork Sales Ltd.                                  Black Box Network Services - Canada

    Bbox Holding Company                                                                                              Delaware

        Black Box Corporation of Pennsylvania                                                                         Delaware

            Black Box Catalogue, Ltd.

            Black Box Canada Corporation

            Black Box Foreign Sales Corporation

            Black Box France, S.A.

            Black Box Datacom, B.V.

                Black Box Communication SANV

                    Indacom N.V.

                    Blue Box, B.V.

                    Ascor bvba

            BB Technologies, Inc.                                                                                     Delaware

            Datacom Black Box Services AG

            Black Box Deutschland GmbH

            Black Box Italia, SpA

            Black Box Japan Kabushiki Kaisha

            Black Box Catalog Australia Pty. Ltd.

                Black Box Catalog New Zealand Limited

            Black Box do Brazil Industria e Comercio
            Ltda.

            Black Box de Mexico, S.A. de C.V.

            Alpeco Puerto Rico, Inc.

            South Hills Datacomm Chile, S.A.

            Black Box Comunicaciones, SA

            Schoeller Connectivity Gmbh

            Black Box Norge AS

            Black Box Finland OY

            Black Box Sverige AB
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